Exhibit 10.2

AMENDMENT NO. 1

TO

AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE

RETIREMENT AGREEMENT

dated May 8, 2008

by and between

AXIS Specialty Limited

and

Michael A. Butt (the “Executive”)

Dated September 19, 2008

WHEREAS, the Compensation Committee of the Board of Directors of AXIS Capital Holdings Limited (the “Company”) previously has determined that it is in the best interest of the Company and its shareholders to provide the Executive with a supplemental retirement benefit in consideration for his continuing service with the Company;

WHEREAS, the Executive and the Company’s subsidiary, AXIS Specialty Limited (“AXIS Specialty”), previously entered into an Amended and Restated Supplemental Executive Retirement Agreement dated May 8, 2008 (the “SERP Agreement”); and

WHEREAS, the Executive, the Company and AXIS Specialty desire to amend the SERP Agreement as set forth herein in order to increase the supplemental payment for the last five-year period of the SERP Agreement to the levels originally intended;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, AXIS Specialty and the Executive agree as follows:

1.	Exhibit A to the SERP hereby is deleted in its entirety and the following is substituted in lieu thereof:

EXHIBIT A

TO SUPPLEMENTAL EXECUTIVE

RETIREMENT AGREEMENT

Applicable Year	Base Pension Amount
January 1, 2004 through December 31, 2004	$250,000
January 1, 2005 through December 31, 2005	$257,500

January 1, 2006 through December 31, 2006	$265,225
January 1, 2007 through December 31, 2007	$273,182
January 1, 2008 through December 31, 2008	$281,377
January 1, 2009 through December 31, 2009	$289,819
January 1, 2010 through December 31, 2010	$398,513
January 1, 2011 through December 31, 2011	$407,468
January 1, 2012 through December 31, 2012	$416,693
January 1, 2013 through December 31, 2013	$426,193
January 1, 2014 through December 31, 2014	$435,979
January 1, 2015 through December 31, 2015	$446,058
January 1, 2016 through December 31, 2016	$456,440
January 1, 2017 through December 31, 2017	$467,133
January 1, 2018 through December 31, 2018	$478,147
January 1, 2019 through December 31, 2019	$489,491

1. General Rule for Determination of Applicable Amount. The “Applicable Amount” for each Applicable Year shall be equal to the difference (but not less than zero) between (a) the Base Pension Amount for the Applicable Year, minus (b) the amount of the retirement benefit to the Executive under the AXIS Specialty Limited International Pension Plan (the “International Plan”) (the “Offset Amount”). Such Offset Amount shall be based on the Executive’s balance under the International Plan, expressed in the form of a ten year certain annuity payable annually commencing on January 1 of the Applicable Year. The determination of the Executive’s balance under the International Plan and subsequent determination of the annuity amount generated based on such balance shall be a one-time calculation made as of December 31 of the year immediately preceding the year in which the first payment is due.

2. Special Rule for Accelerated Payments. In the event the Executive is entitled to accelerated payments of the Applicable Amounts pursuant to Section 2 (relating to payments on death), 3 (relating to payments on account of Disability) or 4 (relating to payments on account of a Change in Control), the “Applicable

Amount” for each Applicable Year which is accelerated pursuant to Sections 2, 3 or 4, as applicable, shall be equal to the difference (but not less than zero) between (a) the Base Pension Amount for the Applicable Year, minus (b) the Offset Amount (calculated in accordance with Section 1, above).

3. Interest Rate. The interest rate that shall be used for purposes of converting the balance to the Executive’s credit under the International Plan to a ten year certain annuity for any Applicable Year shall be the U.S. treasury rate for 10 year bonds plus 100 basis points, determined as of January 1 of the Applicable Year.

Except as set forth herein, all other terms and conditions of the SERP Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AXIS Specialty Limited

By:	/s/ John R. Charman
Name:	John R. Charman
Title:	Chief Executive Officer

Executive

/s/ Michael A. Butt
Michael A. Butt